UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                MARCH 27, 1998

                            AMCORE FINANCIAL, INC.
            (Exact name of Registrant as specified in its charter)



                        Commission File Number 0-13393


NEVADA                                                              36-3183870
------                                                              ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification Number)



                501 Seventh Street, Rockford, Illinois  61104
                                (815) 968-2241



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


        Effective March 27, 1998, AMCORE Financial, Inc. consummated the merger with Midwest Federal Financial Corp. (Midwest Federal). The transaction resulted in the issuance of 1.174 shares of AMCORE Common Stock for each of the 1,628,924 outstanding Midwest Federal shares. A total of 1,912,357 shares of AMCORE Common Stock were issued in the merger. Midwest Federal is a savings and loan holding company, which fully owns a federally-chartered savings bank operating in six communities in central
Wisconsin.   Midwest Federal has consolidated assets of approximately $212 million and approximately $17 million in total stockholders' equity. The transaction will be accounted for as a pooling of interests under APB Opinion No. 16. Midwest Federal operates its principal executive office in Baraboo, Wisconsin, and corporate-wide has 96 employees. The transaction was consummated pursuant to an Agreement dated November 11, 1997, as amended.

        The Company's press release dated March 27, 1998 regarding the transaction reported herein is attached hereto as an Exhibit.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (c)     Exhibits

                   99.1       Press Release dated March 27, 1998






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

                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                      AMCORE FINANCIAL, INC.



                                      By:     /s/  John R. Hecht
                                             ---------------------------------
                                      Name:        John R. Hecht
                                      Title:       Executive Vice President &
                                                   Chief Financial Officer



Date:   April 10, 1998





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